UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

5059 West 2100 South, Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 974-9474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 8, 2012, ActiveCare, Inc., a Delaware corporation (the “Registrant”), entered into and closed “Letter Agreement” (“Agreement”) with Randall K. Gardner (“Gardner”), Darrell Meador (“Meador”) and Kenith Lewis (“Lewis”), members of 4G Biometrics, LLC, a Texas limited liability company (“4G”) and each a “Seller” under the Agreement.  Pursuant to the Agreement, the Registrant acquired from Gardner, Meador and Lewis 100 percent of the member interests of 4G in exchange for shares of the Registrant’s preferred stock; 4G will be operated as a wholly owned subsidiary of the Registrant.

On July 16, 2012, the Registrant agreed with the Sellers to amend the terms of the Agreement by execution of an amended agreement (the “Amended Agreement”) as follows:

• A total of 160,000 shares of Series D convertible preferred stock (that convert into a total of 8,000,000 shares common stock) will be issued immediately as part of the purchase price, and the former arrangement which required the issuance of shares based on the future performance of 4G was removed from the Amended Agreement;

• Cash of $350,000 will be paid as part of the purchase price; after crediting the $200,000 already paid, the Registrant owes an additional $150,000; and

• Sellers’ employment agreements will be amended to provide that the options granted thereunder shall in each case be for the purchase of 4,333,333 shares of common stock of the Registrant at a price of $0.10 per share, such options to vest at a rate of 433,333 shares for each additional 5,000 members added by 4G following its enrollment of a base of 4,300 members.

Item 3.02                      Unregistered Sales of Equity Securities.

In connection with the Amended Agreement, the Registrant will issue a total of 160,000 shares of Series D Convertible Preferred Stock (that convert into a total of 8,000,000 shares of common stock) (the “Shares”)  to the Sellers as partial consideration for all of the outstanding member interests of 4G.  The Registrant believes that the issuance of the Shares is exempt from registration and prospectus delivery requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act, and in reliance on the exemption from registration provided by Rule 506 under the Act. The Shares will be issued directly by the Registrant and will not involve a public offering or general solicitation.  Each recipient of the Shares has received or had effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and periodic reports filed with the Commission.  The Registrant has reasonable belief that each recipient of the Shares has such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of his acquisition of the Shares.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Principal Executive Officer

On July 12, 2012, the Board of Directors of the Registrant accepted the resignation of James Dalton as a director, Chairman and Chief Executive Officer (principal executive officer) of Registrant and appointed David G. Derrick as a director and the new Chairman and Chief Executive Officer (principal executive officer) of Registrant.

Mr. Derrick, age 59, is a private investor.  From February 2001 until June 30, 2011, Mr. Derrick was the Chairman and Chief Executive Officer of SecureAlert, Inc., the former parent corporation of the Registrant.  Prior to joining SecureAlert, Inc., Mr. Derrick occupied directorship and management positions in other companies.  From 1979 to 1982, Mr. Derrick was a staff member at the University of Utah, College of Business.  Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics and a Masters in Business Administration degree with an emphasis in Finance.

Compensatory Arrangements of Certain Officers

The Board of Directors of the Registrant also approved a compensation package for Mr. Derrick.  The compensation package will be included in an employment agreement to be entered into between the Registrant and Mr. Derrick.  The compensation package will provide for payment of base compensation including an annual salary of $300,000 and reimbursement of up to $15,000 per month of business expenses incurred by Mr. Derrick in the course of his duties under the agreement.  In addition, the package will require the issuance of 80,000 shares of the Registrant’s Series D Convertible Preferred Stock to Mr. Derrick as a signing bonus.  The preferred stock is convertible into common stock of the Registrant at a conversion rate of 50 shares of common stock for one share of preferred stock.  These shares cannot be converted into common shares until the Company has 20,000 members.  The compensation arrangement will also include the grant of options for the purchase of up to 10,000,000 shares of the Registrant’s common stock at an exercise price of $0.10 per share, such options to vest in 1,000,000 share tranches as each 5,000 new members are added by the Registrant during the term of Mr. Derrick’s employment.  In the event of a termination by the Registrant prior to the end of the term of the employment agreement, the Registrant will pay the base compensation to Mr. Derrick through the remainder of the term.  After the agreement has been negotiated and executed, the Registrant will file it as an exhibit to its reports filed under the Securities Exchange Act of 1934.

Related Party Transactions

Prior to his appointment as an executive officer of the Registrant, Mr. Derrick had loaned to the Company approximately $750,000.  This loan was due June 20, 2012 and bears interest at an annual rate of 15%.  Mr. Derrick has agreed to convert the approximately $750,000 loan into a line of credit that the Registrant may draw upon up to aggregate borrowings in the principal amount of $2,000,000, commencing August 1, 2012.  The line of credit will carry a 12% annual interest rate and will require the Registrant to issue 80,000 shares of Series D Convertible Preferred Stock to Mr. Derrick as an origination fee, subject to Mr. Derrick’s agreement not to convert such shares for a minimum of six months from the date of issue.  Amounts outstanding on the credit line will also be convertible at the option of the lender or the Registrant at a conversion price of $0.05 per common share.

In connection with the original loan to Registrant described above, Registrant paid the lender an origination fee of 10% of the principal amount of the loan as consideration for  making the funds available to the Registrant.  Following Mr. Derrick’s appointment as an executive officer of the Registrant, the Board of Directors again considered the terms of the loan in the context of related party transactions and ratified it as an obligation owing by the Registrant, subject to the creation of the line of credit described above.

Item 9.01                      Financial Statements and Exhibits.

(d)                  Exhibits.

2.1 Amended Letter Agreement entered into by and among ActiveCare, Inc., Gardner, Meadors and Lewis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ Michael G. Acton
Michael G. Acton Chief Financial Officer

Date: July 20, 2012